UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266

(Registrant’s telephone number,

 including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 27, 2012, the Board of Directors (the “Board”) of Coldwater Creek, Inc. (the “Company”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into by the Company with its directors. The New Indemnification Agreement will replace and supersede any previous agreements between the Company and its directors with respect to indemnification obligations.

The New Indemnification Agreement provides that the Company will indemnify and hold harmless the director to the fullest extent permitted by applicable law in connection with any proceeding or any claim resulting from the director’s service to the Company, subject to the terms, conditions and limitations contained in the New Indemnification Agreement.  In addition, the New Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The foregoing description of the New Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, James A. Bell was appointed to serve as Executive Vice President and Chief Operating Officer of the Company.  Mr. Bell will also continue to serve as the Company’s Chief Financial Officer. In connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Bell’s annual base salary will be increased to $650,000.  Additionally, in lieu of participating in the Company’s Fiscal 2012 Performance Incentive Award Program, Mr. Bell will receive a guaranteed special award bonus in an amount equal to 75% of his annual base salary payable after the close of fiscal 2012.

Mr. Bell, 44, has served as Senior Vice President and Chief Financial Officer since April 2010. Upon joining the Company, Mr. Bell served as Divisional Vice President of Financial Planning from September 2009 until December 2009. From December 2009 to April 2010, Mr. Bell served as Vice President of Financial Planning. Prior to joining Coldwater Creek, Mr. Bell served from April 2007 to June 2009 as Senior Vice President, Finance and Planning for Harry and David Holdings, Inc. From October 2002 to April 2007, Mr. Bell was Senior Director, Finance at The Gap, Inc. Prior to his role at Gap, Mr. Bell served in various senior finance roles at SmartPipes, Inc., a software company and in Piper Jaffray’s Investment Banking group. Prior to his role at Piper Jaffray, Mr. Bell served in the U.S. Navy for nine years on active duty as a Naval Flight Officer.

On January 27, 2012, the Compensation Committee of the Board of Directors of the Company approved the award of retention bonuses to certain employees of the Company, including Jill Dean, President and Chief Merchandising Officer, Jerome Jessup, President and Chief Creative Officer, James A. Bell, Executive Vice President, Chief Operating Officer and Chief Financial Officer, John E. Hayes III, Senior Vice President and General Counsel, and Mark A. Haley, Vice President and Chief Accounting Officer. The retention bonuses awarded are $200,000 for Ms. Dean and Messrs. Jessup and Bell, $150,000 for Mr. Hayes, and $100,000 for Mr. Haley.  Ms. Dean, Messrs. Jessup, Bell and Hayes will be paid their retention bonus at the beginning of fiscal 2012 subject to repayment should employment terminate in the next 12 months due to a voluntary resignation or termination for Cause (as such capitalized term is defined in the Severance and Change of Control Agreements). Mr. Haley will be paid his retention bonus after the close of fiscal 2012 subject to continued employment over the next 12 months.

As of January 30, 2012, the Company entered into Severance and Change of Control Agreements (“Change of Control Agreement”) with Jerome Jessup, President and Chief Creative Officer, and John E. Hayes III, Senior Vice President and General Counsel, replacing their previous employment agreements.  This Change of Control Agreement will remain in effect during the term of each executive’s employment with the Company. If the Company terminates either executive’s employment without Cause or the executive is terminated as a result of an Involuntary Termination (as such capitalized terms are defined in the agreement), then Messrs. Jessup and Hayes are entitled to the following severance: (i)  payments over a twelve month period equal to 1.5 times the executive’s current annual base salary and a pro rata portion of the bonus otherwise earned for the year of termination; provided, however, that if the executive’s termination occurs within twelve months following a Change of Control of the Company the severance amount is a lump sum payment equal to 1.5 times the sum of the executive’s current annual base salary and target bonus, plus a pro rata portion of the target bonus for the year of termination, (ii) continuation of health benefits for 12 months, and (iii) if the executive’s termination occurs within twelve months following a Change of Control of the Company, full vesting of all unvested equity awards.  If either executive becomes disabled during the term of the Change of Control Agreement, he will be entitled to the continuation of his annual salary in effect on the day of termination for a period of 12 months, and if he dies or becomes disabled, he will also be entitled to a pro rata portion of the target bonus for the year of termination. Messrs. Jessup and Hayes are also subject to certain non-competition provisions during the term of the agreement and for 12 months thereafter. Severance payments are conditioned on the executive’s compliance with the noncompetition provisions of the agreement.  The foregoing description of the

Change of Control Agreement is qualified in its entirety by reference to the full text of the form of Severance and Change of Control Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

On January 31, 2012, the Compensation Committee of the Board of Directors approved the 2012 Performance Incentive Program for the Company’s executive officers, except for Mr. Bell who will receive a guaranteed special award bonus. Awards under the program will be based on the Company’s operating results before interest and taxes for fiscal 2012. Under the 2012 Performance Incentive Program, each executive officer other than Mr. Bell has an incentive compensation target that is a percentage of his or her annual base salary, ranging from 25% to 100% depending on the executive officer’s title and responsibilities. Bonus awards under the program may range from 0% to 150% of target based on the Company’s performance.  Mr. Pence, who receives no salary for his services as Chief Executive Officer will participate in the plan at an assumed salary of $1,000,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
10.2	Form of Severance and Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2012

COLDWATER CREEK INC.

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer and Chief Financial Officer